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Exhibit 10.4

                            THIRD AMENDMENT TO LEASE

     This Third Amendment to Lease (the "Amendment") is made and entered into this 30th day of November, 2004, between Dearborn Tech, L.L.C., a Michigan limited liability company, of 36400 Woodward Ave., Suite 230, Bloomfield Hills, Michigan 48304 ("Landlord"), and TechTeam Global, Inc., a Delaware corporation, of 27335 West 11 Mile Road, Southfield, Michigan 48304 ("Tenant").

          WHEREAS, Landlord's predecessor in interest, Dearborn Atrium Associates Limited Partnership, as landlord, and Tenant, as tenant, entered into that certain lease dated November 18, 1996, as amended July 22, 1997, and further amended on January 13, 2004 ("Lease");

          WHEREAS, Landlord has succeeded to the interest of Dearborn Atrium Associates Limited Partnership as landlord under the Lease; and

          WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease as more fully set forth in this Amendment.

          THEREFORE, for valuable consideration, the parties agree as follows:

          1. Suite 145. The parties have agreed to amend the Lease with respect to Suite 145 as follows:

               (i) Paragraph 1(f) of the Lease is amended to provided that the Expiration Date with respect to the lease of Suite 145 (consisting of 2,714 square feet) shall be June 30, 2005.

               (ii) Section 1(d) of the Lease is amended to provide that, effective July 1, 2005, the leaseable square foot area of the Demised Premises is 58,442 (61,156 - 2,714 = 58,442).

               (iii) Section 1(g) of the Lease is amended to provide that, effective July 1, 2005, the annual Base Rental for the Demised Premises will be $922,449.78 ($76,870.82 per month), which has been computed by taking the current annual Base Rental ($965,873.78) and subtracting the annual rental for Suite 145, computed as follows: $965,873.78 - $43,424 (2,714 x $16/square foot)
= $922,449.78.

               (iv) Section 1(j) of the Lease is amended to provide that, effective July 1, 2005, Tenant's Share will be 50.15% (58,442/116,523 = 50.15%);

          2. Suite 200. The parties have agreed to amend the Lease with respect to Suite 200 as follows:

               (i) Paragraph 1(f) of the Lease is amended to provide that the Expiration Date with respect to the lease of Suite 200 (consisting of 30,184 square feet) shall be extended from March 31, 2006 to September 30, 2008.

               (ii) Section 1(d) of the Lease is amended to provide that, effective April 1, 2006, the leaseable square foot area of the Demised Premises (Suite 200) is 30,184.

               (iii) Section 1(g) of the Lease is amended to provide that, effective April 1, 2006, the annual Base Rental for the Demised Premises (Suite
200) shall be computed at the rate of $16.00 per square foot, for a total annual Base Rental of $482,944 per year (30,184 square feet times $16/square foot), $40,245.33 per month;

               (iv) Section 1(j) of the Lease is amended to provide that, effective April 1, 2006, Tenant's Share will be 25.90% (30,184/116,523 = 25.90%);

               (v) The Base Year shall continue to be 1997; and

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               (vi) The annual cap on Tenant's Share of Additional Expenses (as set forth in Paragraph 5.2 of the Lease) shall continue to be $0.50/square foot

          3. Option to Extend - Suite 200. Provided that (i) Tenant shall not then be in default under any of the terms and conditions of the Lease, and (ii) the Lease is then in full force and effect, Tenant shall have the right to extend the Term of the Lease in order to lease Suite 200 for three (3) additional years (the "Option Term"), provided that Tenant shall deliver to Landlord written notice of its election to extend the Term of the Lease at least six (6) months prior to the expiration date of the Term of the Lease. Except as otherwise provided herein, all the covenants, agreements, terms and conditions contained in the Lease shall remain in full force and effect during the Option Term.

          The annual Base Rental during the Option Term shall be the then prevailing market rental for the Demised Premises as reasonably determined and agreed upon by the Landlord and Tenant, but in no event less than the annual Base Rental during the last year of the term of Lease. If Landlord and Tenant are unable to mutually agree upon the Base Rental during the Option Term, then the Base Rental shall be determined by a qualified licensed appraiser, to be selected by the mutual agreement of the Landlord and the Tenant. If the parties are unable to mutually agree upon the selection of a qualified appraiser, then each party shall select a qualified appraiser at their own expense, and such appraisers shall thereafter select a third appraiser. The third appraiser will then be engaged to determine the prevailing market rental for the Demised Premises, which amount will be used as the Base Rental during the Option Term; provided, however, in no event shall the Base Rental during the Option Term be less than the Base Rental during the last year of the term of the Lease. The cost of the appraisal shall be paid equally by the parties.

          4. Tenant Allowance - Suite 200. Landlord will provide Tenant with a leasehold improvement allowance for Suite 200 in the amount of $30,000 (the "Allowance"). For purposes of the Allowance, Landlord will complete such improvements to Suite 200 as Tenant reasonably requests, up to a maximum cost of $30,000. Based upon information supplied by Tenant to Landlord with respect to the proposed improvements, Landlord will prepare appropriate plans and specifications for the improvements, a cost estimate, and a construction timeline, all of which shall be submitted to Tenant for its review and reasonable approval. Landlord will thereafter complete the leasehold improvements in accordance plans and construction timeline agreed upon by the parties.

          5. Capitalized terms, if not defined in this Amendment, shall have the meanings set forth in the Lease. Except as otherwise modified by this Amendment, the remainder of the Lease is hereby ratified and confirmed.

          IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                        LANDLORD:

                                        Dearborn Tech, L.L.C., a Michigan
                                        limited liability company


                                        /s/ J. Bennett Donaldson, Jr.
                                        ----------------------------------------
                                        By: J. Bennett Donaldson, Jr., Manager


                                        TENANT:

                                        TechTeam Global, Inc., a Delaware
                                        corporation


                                        /s/ Michael A. Sosin
                                        ----------------------------------------
                                        By: Michael A. Sosin
                                        Its: Vice President and General Counsel